Exhibit 10.1

ACETO Corporation
4 Tri Harbor Court
Port Washington, NY 11050	Albert L. Eilender
Tel: (516) 478-9525	Chairman
Fax: (516) 478-9825
www.aceto.com

Effective as of September 27, 2017

Mr. William C. Kennally, III

138 Claremont Drive

Lansdale, PA 19446

Dear Bill:

I am very pleased to extend this offer to you on behalf of Aceto Corporation (the “Company”), on the terms described below.

1.           Title and Date of Employment. Your title will be President and Chief Executive Officer. You will report directly to me, Al Eilender, Chairman of Aceto’s Board of Directors. Your starting date will be Monday, October 2, 2017.

2.           Compensation. Your starting annual base salary (“Base Salary”) will be at the rate of six hundred fifty thousand dollars ($650,000.00) gross per annum ($25,000.00 bi-weekly), less applicable taxes and withholdings, paid in accordance with the Company’s normal payroll practices. You will also be eligible to participate in the Company’s Performance Award program with all awards subject to Board of Directors (“Board”) approval. Your Performance Award target will be 100% of your base salary, prorated based on hire date for Fiscal Year 2018 and payable according to the Company’s Performance Award Program. The Performance Award is based on the Company’s performance as well as your individual performance for the relevant year.

ACETO Corporation
4 Tri Harbor Court
Port Washington, NY 11050	Albert L. Eilender
Tel: (516) 478-9525	Chairman
Fax: (516) 478-9825
www.aceto.com

3.           Long Term Incentive Compensation. Management will recommend to the Compensation Committee of the Board (“Compensation Committee”) that you be granted the following award for Fiscal Year 2018 subject to the model, metrics, and vesting schedule applicable to all executives:

▪	60,000 Time-vested restricted stock awards
▪	35,000 Performance-vested restricted stock units

Future annual equity grants will be awarded, with due regard to your position, at such time as grants are generally made to other senior executives of the Company, the amount and term of such grants, if any, being at the sole discretion of the Board.

4.	Benefits.

(a)	Benefits. You will be eligible to participate in the benefit package available to Company executives upon satisfying eligibility conditions, including health insurance benefits, life insurance, 401(k) plan, Supplemental Executive Retirement Plan (SERP), and Flexible Spending Plan. Please refer to the benefit plan documents for eligibility.

(b)	Paid Time Off. You will be entitled to four (4) weeks of vacation per year in accordance with the Company’s vacation policy, including as to usage and carryover. In addition, the Company currently provides eligible employees with ten (10) paid holidays, five (5) personal days, and ten (10) sick days per calendar year.

(c)	Company Auto. You will be eligible for a company automobile which allows for a 24-39 month lease up to a maximum of $1,125.00 per month. Please refer to the Company Automobile Policy.

ACETO Corporation
4 Tri Harbor Court
Port Washington, NY 11050	Albert L. Eilender
Tel: (516) 478-9525	Chairman
Fax: (516) 478-9825
www.aceto.com

5.           Termination of Employment. Should the Company terminate your employment with the Company for any reason other than a “for Cause” termination, the Company shall pay you your Base Salary, at the rate then in effect, for the fifteen (15) month period following the date of termination. This payment is subject to you signing a timely and effective Severance Agreement. Severance will be subject to statutory taxes and withholdings, and shall be paid as salary continuation following the standard revocation period contained in the Separation Agreement. In addition, and if you are a current participant at the time of separation in the Company’s health plan, you will have the option of continuing health insurance coverage per COBRA guidelines. Any Severance payments will be offset by any amounts earned by you through other Employment or consultancy during the Severance Period. For purposes of this section “Cause” shall mean and be limited to: (i) your conviction for committing an act of fraud, embezzlement, theft or other act constituting a felony, or your guilty or nolo contendere plea to such a felony; (ii) fraud, embezzlement, theft or other misappropriation by you of funds or property of the Company or any of its subsidiaries; (iii) material neglect, or refusal by you to discharge, perform or observe your job duties and responsibilities, provided you have been given written notice of such neglect or refusal, and have not cured such neglect or refusal within ten (10) business days thereafter; or (iv) a material breach of your obligations under this Letter or any other written agreement with the Company.

6.           Restrictive Covenants. The provisions of Section 9 (Covenants) of the Change in Control Agreement found in Schedule I (the “Change in Control Agreement”) shall apply to you mutatis mutandis as if fully set forth in this Letter. The Company and you acknowledge and agree that nothing in this Letter is intended to, and this Letter shall not, in any way prohibit, limit or otherwise interfere with your protected rights under federal, state or local law to, without notice to the Company: (i) communicate or file a charge with a government regulator; (ii) participate in an investigation or proceeding conducted by a government regulator; or (iii) receive an award paid by a government regulator for providing information.

7.           Change In Control. The Board has determined that it is in the best interests of the Company and its shareholders to provide enhanced severance protections to Executives following a Change in Control of the Company subject to certain terms and conditions of the Change in Control Agreement.

ACETO Corporation
4 Tri Harbor Court
Port Washington, NY 11050	Albert L. Eilender
Tel: (516) 478-9525	Chairman
Fax: (516) 478-9825
www.aceto.com

8.           Pre-employment Requirement. Your background check has already been satisfied at the time you became a member of Aceto’s Board of Directors.

9.           Employment-at-Will. This Offer of Employment letter does not constitute a contract of employment for any specific period of time, but will create an employment-at-will relationship that may be terminated at any time by you or the Company, with or without Cause and with or without advance notice, provide that you shall give the Company at least thirty (30) days’ written notice of any voluntary resignation. The at-will nature of the employment relationship may not be modified or amended except by Board approval.

10.         Company Policies. You acknowledge and will adhere to the Company’s rules and other policies, including its Code of Business Conduct and Ethics, which are set forth in its “Employment Manual” to be issued to you, which may from time to time be revised.

ACETO Corporation
4 Tri Harbor Court
Port Washington, NY 11050	Albert L. Eilender
Tel: (516) 478-9525	Chairman
Fax: (516) 478-9825
www.aceto.com

11.         Section 409A. The intent of the parties is that payments and benefits under this Letter comply with or are exempt from Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and this Letter shall be interpreted and construed in a manner that establishes an exemption from (or compliance with) the requirements of Code Section 409A. Any terms of this Letter that are undefined or ambiguous shall be interpreted in a manner that complies with Code Section 409A to the extent necessary to comply with Code Section 409A. Notwithstanding anything herein to the contrary, (i) if, on the date of termination, you are a “specified employee” as defined in Code Section 409A, and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such termination of employment is necessary in order to prevent any accelerated or additional tax under Code Section 409A, then the Company will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to you) until the date that is the first business day of the seventh month following the date of termination (or the earliest date as is permitted under Code Section 409A), and (ii) if any other payments of money or other benefits due to you hereunder could cause the application of an accelerated or additional tax under Code Section 409A, such payments or other benefits shall be deferred if deferral will make such payment or other benefits compliant under Code Section 409A. In the event that payments under this Letter are deferred pursuant to this Section in order to prevent any accelerated tax or additional tax under Code Section 409A, then such payments shall be paid at the time specified under this Section without any interest thereon. Notwithstanding anything to the contrary herein, to the extent required by Code Section 409A, a termination of employment shall not be deemed to have occurred for purposes of any provision of this Letter providing for the payment of amounts or benefits upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Section 409A of the Code and, for purposes of any such provision of this Letter, references to a “termination,” “termination of employment” or like terms shall mean separation from service. Each payment made under this Letter shall be treated as a separate payment and the right to a series of installment payments under this Letter is to be treated as a right to a series of separate payments.

ACETO Corporation
4 Tri Harbor Court
Port Washington, NY 11050	Albert L. Eilender
Tel: (516) 478-9525	Chairman
Fax: (516) 478-9825
www.aceto.com

12.         Governing Law; Jurisdiction. Any and all actions or controversies arising out of this Letter shall be construed and enforced in accordance with the internal laws of the State of New York, without regard to any choice of law or conflicting provision or rule (whether of the State of New York or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of New York to be applied. Any and all actions arising out of this Letter shall be brought and heard in the state and federal courts located in Nassau County, New York and the parties hereto hereby irrevocably submit to the exclusive jurisdiction of any such courts. THE COMPANY AND YOU HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY IN ANY ACTION CONCERNING THIS AGREEMENT OR ANY AND ALL MATTERS ARISING DIRECTLY OR INDIRECTLY HEREFROM AND REPRESENT THAT THEY HAVE CONSULTED WITH COUNSEL OF THEIR CHOICE OR HAVE CHOSEN VOLUNTARILY NOT TO DO SO SPECIFICALLY WITH RESPECT TO THIS WAIVER.

I look forward to you joining us at Aceto and I am certain that you will have a very positive impact on our Company. If you have any questions or need further information, please do not hesitate to contact me at 516-478-9518 or Charles J. Alaimo at 516-478-9560.

Please signify your acceptance of the Company’s offer by returning a signed copy of this Letter and Schedule I to Charles no later than Friday, October 13, 2017.

Very truly yours,

/s/ Albert L. Eilender
Albert L. Eilender
Chairman of the Board

ACETO Corporation
4 Tri Harbor Court
Port Washington, NY 11050	Albert L. Eilender
Tel: (516) 478-9525	Chairman
Fax: (516) 478-9825
www.aceto.com

ACCEPTED BY:

/s/ William C. Kennally	10/11/17
William C. Kennally, III	Date

Please email signed Letter to the CONFIDENTIAL ATTENTION of Charles J. Alaimo at calaimo@aceto.com and mail original to Aceto Corporation, c/o Charles J. Alaimo, 4 Tri Harbor Court, Port Washington, NY 11050.